Exhibit 99.1

China Housing & Land Development Inc. Announces
Fourth Quarter 2012 Financial Results

--Company Beats 4Q12 Financial Forecast—

Xi’an, China – April 1, 2013 -- China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced its financial results for the quarter ended December 31, 2012.

Highlights for Q4 2012:

•	Total revenue in the fourth quarter of 2012 increased 112.8% to $61.5 million from $28.9 million in the third quarter of 2012 and increased 28.5% from $47.9 million in the fourth quarter of 2011. Other revenue in the fourth quarter of 2012 increased to $21.3 million from $4.8 million in the third quarter of 2012 and increased from $3.0 million in the fourth quarter of 2011.

•	Total gross floor area (“GFA”) sales were 27,853 sq. meters during the fourth quarter of 2012, compared to 12,773 sq. meters in the third quarter of 2012 and 44,631 sq. meters in the fourth quarter of 2011.

•	Average residential selling price (“ASP”) in the fourth quarter of 2012 was RMB 5,137, compared with RMB 6,359 in the third quarter of 2012, and RMB 6,301 in the fourth quarter of 2011.

•	Gross profit increased 280.2% to $21.1 million from $5.6 million in the third quarter of 2012 and increased 206.6% from $6.9 million in the fourth quarter of 2011. Fourth quarter 2012 gross margin was 34.3% compared to 19.2% in the third quarter of 2012 and 14.4% in the fourth quarter of 2011.

•	SG&A expenses as a percentage of total revenue decreased to 9.3%, compared to 12.9% in the third quarter of 2012 and increased from 7.0% in the fourth quarter of 2011.

•	Operating income increased significantly to $14.8 million from $1.6 million in the third quarter of 2012, and $2.4 million in the fourth quarter of 2011.

•	Net income attributable to the Company in the fourth quarter of 2012 was $11.5 million, or $0.33 per diluted share.

Mr. Pingji Lu, China Housing’s Chairman, commented, “We are pleased to announce very strong financial results for the fourth quarter of 2012, which marks the fourth consecutive quarter in which we’ve exceeded our guidance forecast. Our fourth quarter 2012 revenue increased significantly compared to the prior quarter, which is reflective of the ongoing improvement in the Xi’an housing market and the successful execution of our development projects. Puhua Phase II, Puhua Phase I and JunJing III projects contributed to the majority of our revenue in the fourth quarter, GFA sales more than doubled in the fourth quarter compared to the last quarter and average selling prices increased on a sequential basis at the majority of our projects, resulting in much improved gross margin, operating income and net income results. ”

“As we look at 2013, transaction volume and housing prices in Xi’an were stable during the first two months of the year and we expect housing prices in our region to gradually increase in the months ahead. Two of our new projects, Park Plaza and Puhua Phase III, are scheduled to commence presales in the first quarter. The addition of these two projects brings our total number of active development projects to eight. We continue to concentrate our efforts on the development of high-quality housing projects for Xi’an’s growing middle class and believe we can capitalize on local market trends to enhance returns for our shareholdersand strengthen our prospects for growth in the coming years.”

Total revenue in the fourth quarter of 2012 increased 112.8% to $61.5 million from $28.9 million in the third quarter of 2012 and increased 28.5% from $47.9 million in the fourth quarter of 2011. Other Income in the fourth quarter of 2012 increased to $21.3 million from $4.8 million in the third quarter of 2012 and increased from $3.0 million in the fourth quarter of 2011. The significant year-over-year increase in other revenue was due to the commercial property sales at the Company’s JunJing II project, which totaled RMB94 million ($15.1 million) in the fourth quarter, as well as revenue generated from the Company’s Ankang project, which was classified as ‘other income’because of the construction of social housing derived from this project in the fourth quarter. Revenue from the Ankang project will be categorized as ‘real estate sales’ in the first quarter of 2013 due to the development of more normalized, non-social housing projects moving forward.

In the fourth quarter of 2012, the majority of the Company’s real estate revenue came from its Puhua Phase II project with additional revenue from its Puhua Phase I and JunJing III projects. Fourth quarter 2012 contract sales totaled $22.9 million compared to $12.8 million in the third quarter of 2012 and $44.6 million in the fourth quarter of 2011. Total gross floor area (“GFA”) sales were 27,853 sq. meters during the fourth quarter of 2012, compared to 12,773 sq. meters in the third quarter of 2012 and 44,631 sq. meters in the fourth quarter of 2011. The Company’s ASP in the fourth quarter of 2012 decreased to RMB 5,137 compared to RMB 6,359 in the third quarter of 2012, and RMB 6,301 in the fourth quarter of 2011. During the fourth quarter, the Company commenced presales at its Ankang project. Average selling prices at Ankang are lower on average compared to the Company’s other projects resulting in lower overall ASP’s, but given the low cost structure of this project, management believes gross margin of 25%-30% can be maintained at Ankang, which is in-line with the Company’s consolidated gross margin goal for 2013. Based on accounting requirements, the Company will start to recognize revenue from Ankang in the first quarter of 2013.

Gross profit for the three months ended December 31, 2012 was $21.1 million, representing an increase of 280.2% from $5.6 million in the third quarter of 2012 and a 206.6% increase from $6.9 million in the same period of 2011. Gross profit margin for the three months ended December 31, 2012 was 34.3%, which is above the 14.4% in the same period of 2011 and the 19.2% in the third quarter of 2012. The increase in gross profit and gross profit margin was mainly due to increased sales revenue and commercial property sales at the Company’s JunJing II project. The Company expects quarterly gross margin to be in the 25% to 30% range in 2013.

SG&A expense was $5.7 million in the fourth quarter of 2012, compared to $3.7 million in the third quarter of 2012 and $3.4 million in the fourth quarter of 2011. SG&A expense as a percentage of total revenue was 9.3%, compared to 12.9% in the third quarter of 2012 and 7.0% in the fourth quarter of 2011. The year-over-year increase in SG&A expense was primarily associated with increased sales revenue and higher administrative expenses from increased employee salaries.

Operating income in the fourth quarter of 2012 increased to $14.8 million, or 24.1% of total revenue, up from $1.6 million, or 5.4% of total revenue, in the third quarter of 2012, and an increase from $2.4 million, or 5.0% of total revenue in the fourth quarter of 2011. The year-over-year increase was mainly due to increased sales revenue and commercial property sales at the Company’s JunJing II project.

Net income attributable to China Housing in the fourth quarter of 2012 was $11.5 million, or $0.33 per diluted share. This performance compares to net income of $0.9 million, or $0.03 per diluted share, in the third quarter of 2012.

Sequential Quarterly Revenue Breakout Comparison

Project	Q4 2012						Q3 2012
	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Puhua Phase Two	22,381,994	10,710,195	9,155	7,304	141,461	74.8%	15,421,851	9,544,391	10,476	5,785
Ankang	-	6,650,461	11,103	3,739	236,887	N/A	-	-	-	-
Projects Completed
Puhua Phase One	6,744,760	6,212,359	3,934	9,859	8,471	100%	3,814,640	2,474,085	1,716	9,157
JunJing III	8,459,601	3,385,879	1,782	11,862	957	100%	4,863,938	753,382	539	8,878
JunJing II Phase One	-	-	-	-	817	100%	-	-	-	-
JunJing I	2,608,229	2,608,229	1,879	8,666	4,699	100%	-	-	-	-
Other Projects	-	-	-	-	-		18,897	18,897	42	2,888
Other Income	21,349,820	-	-				4,798,239	-	-
Total	61,544,404	22,916,662	27,853	5,137	393,292	-	28,917,565	12,790,755	12,773	6,359
Q-o-Q Change	112.8%	79.2%	96.3%	-19.2%

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Total debt outstanding as of December 31, 2012 was $202.6 million compared with $192.4 million on December 31, 2011. Net debt outstanding (total debt less cash and restricted cash) as of December 31, 2012 was $85.9 million compared with $64.0 million on December 31, 2011. The Company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 36.6 percent on December 31, 2012 and 33.1 percent on December 31, 2011

	Q4 2012
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
Puhua Phase Three	129,300	Q1 2013
Park Plaza	141,822	Q1 2013
Golden Bay	252,540	Q3 2013
Puhua Phase Four	263,833	Q3 2014
Textile City	630,000	Q3 2014
Total projects in planning	1,417,495

2013 First Quarter Outlook

Total recognized revenue for the 2013 first quarter is expected to reach $28 million to $30 million, compared to $60.1 million in the 2012 fourth quarter and $23.5 million in the first quarter of 2012. The Company is reporting revenues, which are subject to percentage of completion alterations.

Conference Call Information

Management will host a conference call at 8:00 am ET on April 1st, 2013. Listeners may access the call by dialing #1-816-581-1736. To listen to the live webcast of the event, please go to http://www.viavid.net. Listeners may access the call replay, which will be available through April 8th, 2013, by dialing #1-858-384-5517; passcode: 1009245.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

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China Housing contacts
Mr. Cangsang Huang

Chief Financial Officer

Tel: +86 29.8258.2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Mr. Shuai Luo, CFA

Investor Relations

+86 29.8258.2632 in Xi’an

Laurentluo@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285

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CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES
Unaudited Interim Condensed Consolidated Balance Sheets
As of December 31, 2012 and December 31, 2011

	December 31,	December 31,
	2012	2011
ASSETS
Cash & cash equivalents	$6,121,448	$22,014,953
Cash - restricted	110,576,248	105,720,400
Accounts receivable, net of allowance for doubtful
accounts of $577,713 and $571,857, respectively	26,897,958	20,253,706
Construction in excess of billing	1,484,626	-
Other receivables, prepaid expenses and other assets, net	6,854,325	1,483,758
Real estate held for development or sale	238,111,545	163,482,316
Property and equipment, net	33,837,346	33,018,990
Advances to suppliers	1,363,817	889,965
Deposits on land use rights	42,748,017	65,286,137
Intangible asset, net	54,482,252	54,148,953
Goodwill	1,914,186	1,894,782
Deferred tax asset	-	308,248
Deferred financing costs	194,162	253,569
Total assets	524,585,930	468,755,777

LIABILITIES
Accounts payable	$55,142,928	$44,275,965
Advances from customers	48,829,289	57,541,251
Accrued expenses	22,229,514	8,380,041
Income and other taxes payable	20,929,485	14,386,133
Other payables	11,228,553	7,474,035
Loans from employees	27,868,785	14,887,431
Loans payable	174,749,368	148,402,690
Deferred tax liability	14,521,613	14,861,462
Warrants liability	-	4,162
Fair value of embedded derivatives	-	330,629
Convertible debt	-	9,165,591
Mandatory redeemable noncontrolling interest in Subsidiaries	-	19,935,482
Total liabilities	375,499,535	339,644,872

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares
Issued 35,438,079 and 35,078,639, respectively	35,438	35,079
Additional paid in capital	49,972,174	48,961,658
Treasury Stock	(434,240)	(420,098)
Statutory reserves	9,903,457	7,857,612
Retained earnings	65,057,333	50,555,460
Accumulated other comprehensive income	24,552,233	22,121,194
Total shareholders' equity	149,086,395	129,110,905

Total liabilities and shareholders' equity	$524,585,930	$468,755,777

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

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CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES
Interim Consolidated Statements of Income
For The Years Ended December 31, 2012, 2011 and 2010

				3 Months
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2010	2012
REVENUES
Real estate sales	$114,817,802	$106,811,754	$131,472,461	$40,194,584
Other revenue	34,161,458	15,992,471	8,796,323	21,349,820
Total revenues	148,979,260	122,804,225	140,268,784	61,544,404

COST OF REVENUES
Cost of real estate sales	83,015,375	85,013,637	98,280,358	26,434,666
Cost of other revenue	24,168,489	10,543,645	6,102,184	14,002,175
Total cost of revenues	107,183,864	95,557,282	104,382,542	40,436,841

Gross margin	41,795,396	27,246,944	35,886,242	21,107,563

OPERATING EXPENSES
Selling, general and administrative expenses	16,414,630	13,036,109	12,909,946	5,717,453
Stock based compensation	1,010,875	210,696	59,606	101,441
Other expenses	122,651	1,380,517	937,568	80,266
Financing expense	557,336	1,218,464	1,834,322	162,624
Accretion expense on convertible debt	954,979	987,263	1,416,871	226,805
Total operating expenses	19,060,471	16,833,049	17,158,313	6,288,589

CHANGE IN FAIR VALUE OF DERIVATIVES
Change in fair value of embedded derivatives and warrants from modification		2,180,492
Change in fair value of embedded derivatives	(330,628)	(1,697,097)	(3,882,873)	-
Change in fair value of warrants	(4,162)	(1,138,061)	(2,527,423)	-
Total change in fair value of derivatives	(334,790)	(2,835,158)	(4,229,804)	-

Income before provision for income taxes	23,069,715	13,249,052	22,957,733	14,818,974

Provision for income taxes	7,000,110	3,205,013	5,513,517	3,682,953
Recovery of deferred income taxes	(478,114)	(185,412)	(151,022)	(381,904)

NET INCOME	$16,547,718	$10,229,450	$17,595,238	$11,517,924

Charge to noncontrolling interest			(14,229,043)

Net income (loss) attributable to China Housing & Land Development, Inc.	16,547,718	10,229,450	3,366,195	11,517,924

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	34,954,909	34,741,511	32,854,429	34,954,909

Diluted	34,954,909	36,357,220	35,579,398	34,954,909

NET INCOME PER SHARE
Basic	$0.47	$0.29	$0.10	$0.33

Diluted	$0.47	$0.26	$0.02

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

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